UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road,

Chaoyang, District, Beijing, P.R.C. 100125

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

1

Item 1.01	Entry Into A Material Definitive Agreement.

On July 18, 2018, Seven Stars Cloud Group, Inc. (the “Company”), entered into an Agreement and Plan of Merger with GLI Acquisition Corp. (the “Merger”), a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Grapevine Logic, Inc., a Delaware corporation (“GLI”), and Mr. Grant Deken, as the representative of the holders of capital stock of GLI, pursuant to which the Company agreed to acquire GLI for an aggregate cash payment of $2,400,000 to the holders of capital stock of GLI. On or prior to July 22, 2018, the Company was required to make aggregate payments of $2,400,000 (the “Purchase Price”) in separate payments of $240,000 and $2,160,000, each to separate entities to be held in escrow pending the closing. The GLI selling stockholders are entitled to $240,000 as liquidated damages if the Merger does not close due to a Company breach. The Merger is to be closed as soon as possible following the satisfaction of the closing conditions to the Merger. The Purchase Price is subject to a closing adjustment. An aggregate of $530,000 will be held in escrow following the closing with respect to potential indemnifications claims.

An affiliate of Bruno Wu, the CEO of the Company, is a 34.5% equity holder of non-voting stock in GLI. Mr. Wu will not receive any part of the Purchase Price, however, Mr. Wu, or an affiliate, is expected to remain a rights holder in GLI after the Merger is closed. While Mr. Wu will relinquish his common stock in GLI for no consideration pursuant to this transaction, he is expected to receive stock rights pursuant to an agreement to be finalized prior to closing pursuant to which Mr. Wu, or an affiliate, will have a right to acquire 34.5% of GLI Class A Common Stock for zero consideration.

The foregoing description of the Merger Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q of the Company, as required.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: July 24, 2018	By: /s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board

3